EXHIBIT 99.1

Certificate pursuant to 31 C.F.R. Section 30.15 as adopted under TARP Standards for Compensation and Corporate Governance
March 29, 2012

I, Robert R. Jones, III, President and Chief Executive Officer (Principal Executive Officer) of United Bancorporation of Alabama, Inc., certify, based on my knowledge, that:

(i)
The compensation committee of United Bancorporation of Alabama, Inc. has discussed, reviewed, and evaluated with senior risk officers at least every six months during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, the senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to United Bancorporation of Alabama, Inc.;

(ii)
The compensation committee of United Bancorporation of Alabama, Inc. has identified and limited during the beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, the features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of United Bancorporation of Alabama, Inc. and identified any features in the employee compensation plans that pose risks to United Bancorporation of Alabama, Inc. and limited those features to ensure that United Bancorporation of Alabama, Inc. is not unnecessarily exposed to risks;

(iii)
The compensation committee has reviewed at least every six months during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, the terms of each employee compensation plan and identified the features in the plan that could encourage the manipulation of reported earnings of United Bancorporation of Alabama, Inc. to enhance the compensation of an employee and limited those features;

(iv)	The compensation committee of United Bancorporation of Alabama, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;
(v)
The compensation committee of United Bancorporation of Alabama, Inc. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in

a.	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of United Bancorporation of Alabama, Inc.;
b.	Employee compensation plans that unnecessarily expose United Bancorporation of Alabama, Inc. to risks; and
c.	Employee compensation plans that could encourage the manipulation of reported earnings of United Bancorporation of Alabama, Inc. to enhance the compensation of an employee;
(vi)
United Bancorporation of Alabama, Inc. has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)
United Bancorporation of Alabama, Inc. has prohibited any golden parachute, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the five most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;

(viii)
United Bancorporation of Alabama, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with last day of the TARP recipient’s fiscal year containing that date;

(ix)
The board of directors of United Bancorporation of Alabama, Inc. has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, has provided this policy to Treasury and its primary regulatory agency, and United Bancorporation of Alabama, Inc. and its employees have complied with this policy during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, and that any expenses requiring approval of the board of directors, an SEO, or an executive officer with a similar title or level of responsibility were properly approved;

(x)
United Bancorporation of Alabama, Inc. will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities law related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for each employee subject to the bonus payment limitations identified in paragraph (vii);

(xi)
United Bancorporation of Alabama, Inc. will disclose where the amount, nature, and justifications for the offering during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for each employee subject to the bonus payment limitations identified in paragraph (vii);

(xii)
United Bancorporation of Alabama, Inc. will disclose whether United Bancorporation of Alabama, Inc., the board of directors of United Bancorporation of Alabama, Inc., or the compensation committee of United Bancorporation of Alabama, Inc. has engaged during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)
United Bancorporation of Alabama, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the twenty most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date;

(xiv)
United Bancorporation of Alabama, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between United Bancorporation of Alabama, Inc. and Treasury, including any amendments;

(xv)
United Bancorporation of Alabama, Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi)	I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.

/s/ Robert R. Jones, III
Robert R. Jones, III
President and Chief Executive Officer
(Principal Executive Officer)
March 29, 2012